UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 18, 2013

CENTOR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52970	30-0766257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Lee Rd, Ste 265
Winter Park, FL 32789
(Address of principal executive offices)

(866) 491-3128
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

On December 5, 2013 the following individual was appointed to the Board of Directors in the capacity of  Director. Michael Sullivan.

Removal of Director

On November 18, 2013, and in accordance with the Company's Bylaws Joseph Maher was removed from the board of directors. Mr. Maher was removed from the board due to his extensive travel schedule and inability to attend directors meetings.

 Biographical Information

Michael Sullivan

With over 30 years of experience Mr. Sullivan  is  a  seasoned  corporate/project  finance  and  business development  professional  with  a  broad  range  of experience in the energy, environmental and renewable sectors.   Mr. Sullivan is able to lead and be part of team; Mr. Sullivan understands how to be at the top and part of the chain of command.  His primary goals in terms of work are to seek positions where there is an appropriate balance of authority and responsibility, where he can utilize his experience base and contribute to the bottom line of an organization.  Mr. Sullivan  has a “can-do” approach towards all tasks with a consistently high level of productivity.

 Mr. Sullivan's skills include:

Corporate / Project Finance
Energy Project Evaluation / Modeling
Renewable Energy
Mergers and Acquisitions
Project Origination and Structuring
Capital Formation
Research & Strategic Planning
Debt/Equity Capital Raising
Contract Negotiation

SECTION 8 - OTHER EVENTS

ITEM 8.01 Other Events

On November 19, 2013 the board of directors of the registrant executed a directors resolution, and on December 2, 2013 by shareholders resolution and having received the majority of shareholders votes, elected to change the corporate name of the Company from Centor, Inc. to Centor Energy, Inc.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

99.1	CV of Michael Sullivan

99.2	Directors Resolution

99.3	Directors Resolution

99.4	Directors Resolution

99.5	Shareholders Resolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant  has duly  caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTOR, INC.

Date: December 9, 2013	By:	/s/ Bradley Wilson
Bradley Wilson, President